Exhibit 99.1

QUOT Board Appointment – Settlement Release

Quotient Announces Board Refreshment Plan

Nominates Kate W. Vanek and Tracey Figurelli to Stand for Election to Company’s Board of Directors

Five Current Directors to Transition from Roles; Company Reduces Size of Board to 7

Announces Cooperation Agreement with Engaged Capital

SALT LAKE CITY—June 5, 2023—Quotient Technology Inc. (NYSE: QUOT) (“Quotient” or the “Company”), a leading digital promotions and media technology company, today announced plans to refresh its Board of Directors in connection with a cooperation agreement with Engaged Capital, LLC (“Engaged Capital”).

The Company will nominate Kate W. Vanek, Global Chief Operating and Financial Officer of True Talent Advisory, and Tracey Figurelli, Director of Andra Partners, to stand for election to the Company’s Board of Directors at the 2023 Annual Meeting of Stockholders. In addition, David Oppenheimer, Jody Gessow and Lorraine Hariton will not stand for re-election, and Allison Hawkins and Eric Higgs will resign effective as of the 2023 Annual Meeting. With these changes the Board will be reduced to seven directors, six of whom will be independent, following the 2023 Annual Meeting.

“Today’s announcement reflects ongoing engagement with our shareholders and represents the Board’s commitment to refreshment and ensuring we have the right skills to oversee the successful execution of our transformation. We believe Kate and Tracey’s expertise will be extremely valuable as we continue to scale our business and build value for shareholders,” said Robert McDonald, Chair of Quotient. “They both have impressive track records of driving organic and inorganic growth in the technology industry, designing product-specific go-to-market strategies and delivering value to customers and shareholders. We look forward to benefitting from their insights as we build on the momentum underway to achieve our financial goals.”

Mr. McDonald continued, “On behalf of the entire Board, I want to express my sincere gratitude to Allison, David, Eric, Jody and Lorraine for their service to Quotient. We appreciate their many contributions and wish them all the best.”

“We believe Quotient has a unique opportunity in a growing market and are confident the new directors’ fresh and relevant perspectives will help further strengthen the strategic value of Quotient, resulting in enhanced value to shareholders,” said Glenn W. Welling, Founder and Chief Investment Officer of Engaged Capital. “We are grateful for the collaborative dialogue we’ve had with Quotient’s Board and new management team and look forward to seeing them capitalize on the value of the Company’s assets.”

Quotient’s 2023 Annual Meeting has been scheduled for August 3, 2023. The Company notes that as previously disclosed, the declassification of its Board was approved at the Company’s 2022 Annual Meeting and the Board will be de-staggered fully in 2024.

Pursuant to the cooperation agreement, Engaged Capital has agreed to a customary standstill and vote support agreements. The cooperation agreement between the Company and Engaged Capital will be filed on a Form 8-K to be filed with the Securities and Exchange Commission.

About Kate W. Vanek

Ms. Vanek currently serves as Global Chief Operating Officer and Chief Financial Officer of True Talent Advisory, a data-driven and technology-focused talent management company addressing the talent needs of both private and public companies. From 2018 to 2022, Ms. Vanek served as the Chief Operating Officer of the global finance organization and Chief Financial Officer of the EMEA division of Blackrock, Inc., which represented ~$6B in revenue and over $3T in assets under management. Prior to these roles, from 2016 to 2018, Ms. Vanek was Senior Vice President and Chief Financial Officer, Global Media Business, of Nielsen, and before her promotion to that role she served as Nielsen’s Senior Vice President of Investor Relations. In addition, from 2008 to 2013, Ms. Vanek served in various investor relations and government relations related roles within Stanley Black and Decker, a worldwide leader in tools and outdoor operating manufacturing facilities, and before this Ms. Vanek worked for Bear Stearns & Co., as Vice President of Credit Derivative Sales, as well as a Manager at Thompson Financial.

Ms. Vanek holds a B.A. degree from the University of Richmond and an M.B.A. from the Columbia Business School.

About Tracey Figurelli

Ms. Figurelli has over 25 years of professional services experience, building teams, acquiring clients, developing service and product offerings and growing businesses both organically and acquisitively. She currently serves as a director for Andra Partners, a buy-side advisory firm supporting thematic private equity clients with current investment fund sizes ranging from $100M to over $12B. Prior to this, from 2001 to 2020, Tracey held various director roles at RGP Consulting, a public global consultancy firm offering functional staffing support to management consulting solutions. These include Executive Vice President of Digital Innovation & Integrated Solutions, where she designed and developed commercial products resulting in $70M in revenue, and Global Managing Director, where she established a successful global information management service line which grew the practice to amass more than 30% of RGP Consulting’s revenue. Prior to these roles, she also served as Managing Director where she built a team of Client Service, Recruiting and Operations leaders and was also a Consultant and Client Service Director, responsible for business development and oversight of project delivery. Additionally, from 1994-2001, she served as Director, Corporate Financial Operations & Systems at Prudential Financial where she established a quality control environment to ensure the integrity of the financial statements. Ms. Figurelli also serves as a director or advisor to several private technology companies, including Analytic Edge, EvoluteIQ and Networked.

Ms. Figurelli holds B.S. (Finance) and M.B.A degrees from Seton Hall University and recently completed the Columbia Business School VC & PE program.

About Quotient

Quotient Technology (NYSE: QUOT) is a leading digital promotions and media technology company for advertisers, retailers and consumers. Quotient’s omnichannel platform is powered by exclusive consumer spending data, location intelligence and purchase intent data to reach millions of shoppers daily and deliver measurable, incremental sales.

Quotient partners with leading advertisers, publishers and retailers, including Clorox, Procter & Gamble, Unilever, CVS, Dollar General, Ahold Delhaize USA, Amazon and Microsoft. Quotient is headquartered in Salt Lake City, Utah, and has offices across the US as well as in Bangalore, Paris, London and Tel Aviv. For more information visit www.quotient.com.

Quotient and the Quotient logo are trademarks or registered trademarks of Quotient Technology Inc. and its subsidiaries in the United States and other countries. Other marks are the property of their respective owners.

About Engaged Capital

Engaged Capital, LLC (“Engaged Capital”) is an investment advisor with a private equity-like investing style in the U.S. public equity markets. Engaged Capital seeks to help build sustainable businesses that create long-term shareholder value by engaging with and bringing an owner’s perspective to the managements and boards of undervalued public companies and working with them to unlock the embedded value within their businesses. Engaged Capital was established in 2012 and is based in Newport Beach, California. Learn more at www.engagedcapital.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ significantly from expectations due to various risks and uncertainties including, but not limited to, the factors described in the Risk Factors section of Quotient’s most recently filed Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 16, 2023, as amended i n a Form 10-K/A Amendment No. 1 filed with the SEC on April 28, 2023, Quotient’s most recently filed Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 filed with the SEC on May 9, 2023 and as from time to time updated in Quotient’s Quarterly Reports on Form 10-Q. These documents are available in the “SEC Filings” section of Quotient’s Investor Relations website at https://investors.quotient.com. You are cautioned not to place undue reliance on Quotient’s forward-looking statements, which speak only as of the date of this communication. Except as required by law, the Company undertakes no obligation to update any forward-looking statement to reflect events, new information or circumstances occurring after the date of this communication.

Contacts

Investor Relations:

Drew Haroldson

The Blueshirt Group for Quotient

ir@quotient.com

Media:

Adam Pollack / Charlotte Burch

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449